EXHIBIT 99.1

MULTIMEDIA GAMES HOLDING COMPANY, INC.	PRESS RELEASE
For more information contact:
Adam Chibib	Joseph N. Jaffoni
Chief Financial Officer	Richard Land
Multimedia Games Holding Company, Inc.	Jaffoni & Collins Incorporated
512-334-7500	212-835-8500 or mgam@jcir.com

MULTIMEDIA GAMES APPOINTS JEROME R. SMITH SENIOR VICE PRESIDENT,
GENERAL COUNSEL AND CHIEF COMPLIANCE OFFICER

AUSTIN, Texas, October 3, 2011 — Multimedia Games Holding Company, Inc. (Nasdaq: MGAM) (“Multimedia Games” or the “Company”), announced today the appointment of Jerome R. ("Jerry") Smith, 59, as Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary, effective October 7, 2011.  Mr. Smith replaces Uri Clinton, who recently announced his resignation to pursue an international business opportunity.

Mr. Smith brings extensive gaming industry legal and regulatory compliance expertise to Multimedia Games, having recently served as General Counsel at Shuffle Master, Inc., a position he held from August 2001 until July 2010.  Mr. Smith also served as Shuffle Master’s Corporate Secretary from November 2008 until July 2010.  Since September 2010, he has served as an outside consultant, providing both legal and business counsel to a variety of public and private companies.  Prior to joining Shuffle Master, he was “Of Counsel” in the corporate law department of Hale Lane Peek in Las Vegas, served as General Counsel for several privately-held companies and held a private corporate legal practice.

Patrick Ramsey, President and Chief Executive Officer of Multimedia Games, commented, “Jerry brings a wide range of relevant gaming industry and corporate legal experience to our executive team as we continue to garner new market share and secure licenses in new jurisdictions for our growing range of proprietary products.  Regulatory compliance is a foundation of the gaming industry and Jerry’s appointment highlights our commitment to bringing a highly qualified individual to both the General Counsel and Chief Compliance Officer positions.”

Mr. Smith holds a B.A., Magna Cum Laude, in Political Science from Duke University and a J.D. from Emory University School of Law, where he graduated Order of the Coif and was Notes and Comments Editor of the Emory Law Journal.

About Multimedia Games Holding Company, Inc.
Through its wholly owned subsidiaries, Multimedia Games Holding Company, Inc. develops and distributes gaming technology.  The company is a creator and supplier of comprehensive systems, content and electronic gaming units for Native American gaming markets, as well as for commercial casinos and charity and international bingo markets.  Revenue is primarily derived from gaming units in operation domestically and internationally installed on revenue-sharing arrangements.  Multimedia Games also supplies the central determinant system for the video lottery terminals (“VLTs”) installed at racetracks in the State of New York.  The company is focused on pursuing market expansion and new product development for Class II, Class III and VLT markets.  Additional information may be found at www.multimediagames.com.

Cautionary Language
This press release contains forward-looking statements based on Multimedia Games' current expectations, which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words or phrases “believe”, “will”, “expect”, “continue”, "are confident that", "intend", "plan", "seek", "estimate", project", "may", or the negative or other variations thereof or comparable terminology as they relate to Multimedia Games and its business objectives, strategic plans, licensing initiatives, equipment submissions or game performance are intended to identify such forward-looking statements.  All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current expectations, views, and assumptions of Multimedia Games, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Multimedia Games’, or its games, performance to differ materially from those expressed or implied by such forward looking statements.  These risks and uncertainties include, but are not limited to, the ability of Multimedia Games to garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, or have its games approved by relevant jurisdictions.  Other important risks and uncertainties that may affect the Company's business are detailed from time to time in the “Risk Factors” sections of Multimedia Games’ Annual Report on Form 10-K and elsewhere in Multimedia Games’ filings with the Securities and Exchange Commission.  Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release.  Multimedia Games expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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